Exhibit 99.9

Offer to Exchange Up to 2,700,000 Shares of Common Stock
of
ITEX CORPORATION
for
Shares of Western Sizzlin Corporation Common Stock
by
WESTERN SIZZLIN CORPORATION

at an Exchange Ratio of One Share of ITEX Corporation Common Stock for
.06623 Shares of Western Sizzlin Corporation Common Stock

Pursuant to the Prospectus dated March 13, 2008

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
WEDNESDAY, MARCH 26, 2008, UNLESS THE OFFER IS EXTENDED.

March 13, 2008

To Our Clients:

Enclosed for your consideration are the Prospectus, dated March 13, 2008 (the “Prospectus”), and the related revised Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”) in connection with the offer by Western Sizzlin Corporation, a Delaware corporation (“Western”), to exchange up to 2,700,000 shares of common stock (the “ITEX Shares”) of ITEX Corporation, a Nevada corporation (“ITEX”), at an exchange ratio of one ITEX Share for .06623 shares of Western common stock, par value $0.01 per share (“Western Shares”).  We are the holder of record (directly or indirectly) of ITEX Shares held for your account.  A tender of such ITEX Shares can be made only by us as the holder of record and pursuant to your instructions.  The revised Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ITEX Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the ITEX Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is invited to the following:

1.	The consideration per ITEX Share is .06623 Western Shares.

2.	The Offer is being made for up to 2,700,000 ITEX Shares.

3.	The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on Wednesday, March 26, 2008, unless the Offer is extended.

4.	The Offer is conditioned upon, among other things, the following:

1)
the registration statement of which the Prospectus is a part shall have become effective under the Securities Act of 1933, as amended, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission and Western shall have received all necessary state securities law or “blue sky” authorizations; and

2)
Western’s common stock shall have been approved for listing on the Nasdaq Capital Market or other national securities exchange reasonably acceptable to Western, and the Western Shares to be issued pursuant to the Offer shall have been authorized for listing on such national securities exchange, subject to official notice of issuance.  Western’s common stock was approved for listing on the Nasdaq Capital Market and commenced trading on Nasdaq on February 25, 2008.

5.	Western has eliminated the following conditions to the Offer, and the Offer is no longer subject to the satisfaction of these conditions:

1)
there shall have been validly tendered and not properly withdrawn prior to the expiration of the Offer that number of ITEX Shares representing, together with the shares owned by Western and its affiliates, at least 60% of the total voting power of all of the outstanding securities of ITEX entitled to vote generally in the election of directors or in a merger, calculated on a fully diluted basis immediately prior to the expiration of the Offer;

2)
Western must be satisfied, in its reasonable discretion, that the provisions of Section 78.378, et seq. of the Nevada Revised Statutes (the “Nevada Control Share Statute”) do not and will not apply to the ITEX Shares to be acquired pursuant to the Offer or are invalid or the stockholders of ITEX must have approved full voting rights for all of the ITEX Shares to be acquired by Western pursuant to the Offer under the Nevada Control Share Statute;

3)
Western must be satisfied, in its reasonable discretion, that, after consummation of the Offer, Section 78.411, et seq. of the Nevada Revised Statutes will not prohibit or restrict for any period of time the merger or any other business combination involving ITEX and Western or an affiliate or associate of Western;

4)	any waiting periods under applicable antitrust laws shall have expired or terminated;

5)	Western shall have received all consents, waivers and approvals required under the terms of ITEX’s indebtedness in order for Western to consummate the Offer; and

6)
Western’s stockholders shall have approved, as and to the extent required by the rules of any national securities exchange on which the Western Shares are listed, the issuance of Western Shares pursuant to the Offer.

6.
Upon the terms and subject to the conditions of the Offer, if more than 2,700,000 ITEX Shares are validly tendered and not properly withdrawn prior to the expiration date (as defined in the Prospectus), the ITEX Shares so tendered will be accepted for exchange on a pro rata basis, as described in the Prospectus.

7.
Any stock transfer taxes applicable to the sale of ITEX Shares to Western pursuant to the Offer will be paid by Western, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

If you wish to have us tender any or all of your ITEX Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below.  An envelope to return your instructions to us is enclosed.  If you authorize tender of your ITEX Shares, all such ITEX Shares will be tendered unless otherwise specified on the instruction form.  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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The Offer is made solely by means of the Prospectus, the revised Letter of Transmittal and any supplements or amendments thereto.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ITEX Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Issuance of the Western Shares and payment of any cash payable in lieu of fractional Western Shares pursuant to the Offer will in all cases be made only after timely receipt by Continental Stock Transfer & Trust Company (the “Exchange Agent”) of (a) certificates representing the ITEX Shares tendered or timely confirmation of the book-entry transfer of such ITEX Shares into the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in the Prospectus under the caption “The Offer – Procedure for Tendering,” (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal.  Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for ITEX Shares or confirmations of book-entry transfer of such ITEX Shares into the Exchange Agent’s account at the Book-Entry Transfer Facility are actually received by the Exchange Agent.  UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR THE ITEX SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

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Instruction Form with Respect to the
Offer to Exchange Up to 2,700,000 Shares of Common Stock
of
ITEX Corporation
for
Shares of Western Sizzlin Corporation Common Stock
by
Western Sizzlin Corporation

at an Exchange Ratio of One Share of ITEX Corporation Common Stock for
.06623 Shares of Western Sizzlin Corporation Common Stock

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated March 13, 2008, and the related revised Letter of Transmittal, in connection with the offer by Western Sizzlin Corporation to exchange up to 2,700,000 shares of common stock (the “ITEX Shares”) of ITEX Corporation (“ITEX”) at an exchange ratio of one ITEX Share for .06623 shares of Western Sizzlin Corporation common stock, par value $0.01 per share.

This will instruct you to tender the number of ITEX Shares indicated below (or if no number is indicated below, all ITEX Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related revised Letter of Transmittal.

Number of ITEX Shares* to be Tendered:
*Unless otherwise indicated, it will be assumed that all ITEX Shares held by us for your account are to be tendered.

Signature(s):

 Please Type or Print Name(s)

                                                 Please Type or Print Address(es)                            (Zip Code)

 Area Code and Telephone Number(s)

 Taxpayer Identification or Social Security Number(s)

Dated:

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT OR WESTERN.

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